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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-38152 of Certified Grocers of California, Ltd. on Form S-2 of our report dated October 31, 1997, appearing in the Annual Report on Form 10-K of Certified Grocers of California, Ltd. for the year ended August 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California

December 30, 1997

                               Exhibit 23.2